UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: January 25, 2016

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02 Termination of a Material Definitive Agreement

(a)           On January 25, 2016, the Company and SFX Entertainment, Inc. (“SFX”) have agreed to terminate, effective as of January 1, 2016, the Shared Services Agreement between them dated as of January 4, 2013 (the “SFX Shared Services Agreement”).  The Company and SFX have agreed to use best efforts to settle any amounts due to the other within sixty (60) days of the termination of the SFX Shared Services Agreement.

(b)           On January 25, 2016, the Company and Circle Entertainment Inc. (“Circle”) have agreed to terminate, effective as of January 1, 2016, the Shared Services Agreement between them dated as of February 15, 2011 (the “Circle Shared Services Agreement”).  Circle is in the process of liquidation and any claim to be made under the Circle Shared Services Agreement will survive the termination of the Circle Shared Services Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           The Compensation Committee of the Board of Directors of the Company has approved an amendment to the employment agreement entered into on September 8, 2011 (the “Effective Date”), between the Company and Mitchell J. Nelson, the Company’s Executive Vice President and Corporate Secretary.  As of January 1, 2016, Mr. Nelson’s salary from the Company will be $150,000 and it is anticipated he will devote at least one-third of his time to performing services for the Company.  All other terms and conditions of his employment agreement remain the same.

A copy of the Amendment to Employment Agreement between the Company and Mr. Nelson is attached hereto as Exhibit 10.3.

(b)           On January 27, 2016, pursuant to the Written Consent in Lieu of Annual Meeting previously executed by the holder of the majority of issued and outstanding shares of the Company (the “Stockholder Consent”), the following people were elected to serve on the Board of Directors (“Board”) of Viggle Inc. (the “Company”) until the next annual meeting of stockholders and until their respective successors are duly elected and qualified:

Robert F.X. Sillerman
Peter C. Horan
Michael J. Meyer
Mitchell J. Nelson
Birame N. Sock

The Stockholder Consent also provided for the reduction in the number of directors from six to five, three of whom are deemed to be independent directors, effective as of January 27, 2016.  The independent directors are Peter C. Horan (who serves as the Board’s Lead Director), Michael J. Meyer, and Birame N. Sock.  John D. Miller had previously informed the Board of his decision not to stand for re-election to the Board due to his other responsibilities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 27, 2016, the Company changed its corporate name to “DraftDay Fantasy Sports, Inc.”  The Company amended Article First of its Amended and Restated Certificate of Incorporation, as amended, to change the Company’s name to DraftDay Fantasy Sports, Inc. by filing a Certificate of Amendment with the Secretary of State of the State of Delaware.

The Company’s common stock will begin being quoted on the NASDAQ Stock Market under the symbol “DDAY” on January 28, 2016. The Company has been assigned the CUSIP number 261427 108. The Company’s stockholders are not required to take any action with regard to their ownership of shares of stock of the Company in connection with the name change.

A copy of the Amendment is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 21, 2015, the holder of the majority of shares of the Company approved by written consent the following corporate actions, to become effective on January 27, 2016:

●	The election of directors as described in Item 5.02 hereinabove.

●	The Amendment to the Company’s Certificate of Incorporation and change of name as described in Item 5.03 hereinabove.

●	Approval of the sale of the Company’s rewards business to Perk.com, Inc., as described in the Company’s Current Report on Form 8-K dated December 14, 2015.

●	Ratification of the appointment of BDO USA, LLC as the Registrant’s independent registered public accounting firm for the fiscal year ending June 30, 2016.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation
10.3	Amendment to Employment Agreement between Viggle Inc. and Mitchell J. Nelson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

DATE: January 28, 2016	By:	/s/ Mitchell J. Nelson
Mitchell J. Nelson
Executive Vice President and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation
10.3	Amendment to Employment Agreement between Viggle Inc. and Mitchell J. Nelson